Exhibit 99.1

Answers Corporation Receives Letter from The NASDAQ Global
Market Regarding Minimum Stockholders Equity

Company to Explore Move to The NASDAQ Capital Market

NEW YORK, August 7, 2008 (BUSINESS WIRE) — Answers Corporation (NASDAQ: ANSW), creators of the leading answer engine offering Answers.com® and WikiAnswers.com™, today reported that it received a letter on August 6, 2008 from The NASDAQ Global Market stating that based on the Form 10-Q filed for the period ended June 30, 2008, NASDAQ has determined that the Company is not in compliance with minimum stockholders’ equity of $10 million as required under The NASDAQ Global Market Marketplace Rule 4450(a)(3). As of June 30, 2008, the Company’s stockholders’ equity was $9.582 million. NASDAQ is reviewing the Company’s eligibility for continued listing on The NASDAQ Global Market.

To facilitate this review, NASDAQ has requested that the Company submit its plan to achieve and sustain compliance to NASDAQ by August 31, 2008 advising NASDAQ of the action the Company has taken, or will take, that would bring it into compliance with Marketplace Rule 4450(a)(3). If NASDAQ does not accept the Company’s plan, NASDAQ may then initiate delisting proceedings from The NASDAQ Global Market at which time the Company may appeal NASDAQ’s determination to a Listing Qualifications Panel.

Alternatively, the Company may apply to transfer its securities to The NASDAQ Capital Market. Currently the Company meets the listing requirements for continued listing on The NASDAQ Capital Market. The NASDAQ Capital Market, formerly The NASDAQ SmallCap Market, is a continuous trading market that operates in the same manner as The NASDAQ Global Market. All companies, whose securities are listed on The NASDAQ Capital Market must meet certain financial requirements and adhere to NASDAQ’s corporate governance standards. The NASDAQ Capital Market includes the securities of approximately 450 companies.

About Answers Corporation

Answers Corporation owns and operates Web properties dedicated to providing useful answers in thousands of categories. The award-winning reference site Answers.com includes content on five million topics from over 180 licensed sources from leading publishers, including Houghton Mifflin Company, Barron’s, Wikipedia, Encyclopedia Britannica. WikiAnswers.com is a community-generated Social Knowledge Q&A platform, leveraging wiki-based technologies. Through the contributions of WikiAnswers’ growing community and dedicated supervisors, answers are constantly improved and updated over time. WikiAnswers was ranked by comScore as the fastest growing domain of the top 1,500 in the U.S. in terms of unique monthly visitors in 2007. Answers.com is also available for mobile devices at http://mobile.answers.com. For investment information, visit http://ir.answers.com. (answ-g)

Forward-Looking Statements

Some of the statements included in this press release are forward-looking statements that involve a number of risks and uncertainties, including, but not limited to, statements regarding future market opportunity and future financial performance. For those statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. Important factors may cause our actual results to differ materially, including, but not limited to, our inability to increase the number of persons who use our Web properties, our inability to increase the number of partners who will generate increased traffic to our Web properties, our failure to improve the monetization of our Web properties, a change in the algorithms and methods used by Google, the provider of the vast majority of our search engine traffic, and other search engines to identify web pages towards which traffic will ultimately be directed or a decision to otherwise restrict the flow of users visiting our Web properties, a decision by Google, Inc. to discontinue directing user traffic to www.answers.com through its definition link, a potential termination of our Google Services Agreement, for whatever reason; a decision on our part to decrease the number of ad elements displayed on our Web properties in the interest of improved user experience; a failure of WikiAnswers to experience continued growth in accordance with our expectations, the effects of facing liability for any content displayed on our Web properties, potential claims that we are infringing the intellectual property rights of any third party, and other risk factors identified from time to time in our SEC filings, including, but not limited to, our quarterly report on Form 10-Q filed on August 4, 2008. Any forward-looking statements set forth in this press release speak only as of the date of this press release. We do not intend to update any of these forward-looking statements to reflect events or circumstances that occur after the date hereof. This press release and prior releases are available at http://ir.answers.com. The information in Answers’ website is not incorporated by reference into this press release and is included as an inactive textual reference only.

Investor Contact:

John McNamara

Cameron Associates

(212) 554-5485

john@cameronassoc.com

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